UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025 (March 3, 2025)
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 3, 2025, Wolverine World Wide, Inc. (the “Company”) and Isabel Soriano agreed that her employment as the Company’s President, International Group would end on March 3, 2026 (the “Termination Date”), due to the elimination of Ms. Soriano’s position. Ms. Soriano’s duties are being distributed throughout the organization as part of the Company’s strategic decision to bring its global commercial operations closer to its Merrell and Saucony brands by: (a) having regional brand leaders report directly to their respective global brand leaders, and (b) consolidating responsibility for the Company’s third-party distributor and licensee businesses.

In connection with Ms. Soriano’s departure, the Company entered into a settlement agreement (the “Settlement Agreement”) with Ms. Soriano on March 3, 2025, providing for (i) releases of Ms. Soriano’s claims against the Company as of the Termination Date, (ii) a cash payment to Ms. Soriano from the Company in an amount equal to one year of her base salary, to be paid following the Termination Date, (iii) Ms. Soriano’s agreement to comply with covenants restricting her ability to compete with the Company and to solicit and hire the Company’s employees for seven months and one year, respectively, following the Termination Date, (iv) a repatriation payment from the Company to Ms. Soriano in the amount of £300,000, to be paid following the Termination Date, (v) continued vesting of the portion of the unvested equity awards granted to Ms. Soriano for eight months after the Termination Date, and (vi) the Company’s ability, in its discretion, to require that Ms. Soriano take leave for any period prior to the Termination Date, during which period she will continue to receive her base salary and benefits and remain eligible to receive bonus payments and vesting of equity awards.

The foregoing description of the terms of the Settlement Agreement is not complete and is qualified in its entirety by reference to the complete text of the Settlement Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-Q for the quarter ended March 29, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2025	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ David A. Latchana
David A. Latchana
Chief Legal Officer and Corporate Secretary

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